UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 29, 2024, Virpax Pharmaceuticals, Inc. ( the “Company”) and Sorrento Therapeutics, Inc. (“Sorrento”) and Scilex Pharmaceuticals Inc. (“Scilex”) executed a Settlement Agreement and Mutual Release (the “Agreement”) to fully resolve all issues related to the litigation between the Company (a defendant) and Sorrento and Scilex (collectively, referred to as the “Plaintiffs”) captioned Sorrento Therapeutics, Inc. and Scilex Pharmaceuticals Inc. v. Anthony Mack and Virpax Pharmaceuticals, Inc., Case No. 2021-0210-PAF (the “Action”), all subject to the entry by the United States Bankruptcy Court for the Southern District of Texas, which is handling the Sorrento bankruptcy filing (the “Bankruptcy Court”), of an order approving the Agreement (the “Settlement Order”). If the Settlement Order is not entered by April 1, 2024, the Agreement terminates automatically.

As settlement consideration, the Company agreed to pay Sorrento and Scilex a total cash payment of $6 million, of which $3.5 million is to be paid two business days after the Effective Date and the remaining $2.5 million is to be paid on or before July 1, 2024. The Effective Date is defined as the date the Settlement Order is entered into if there are no objections to Sorrento’s motion for approval of the Agreement or the date the Settlement Order becomes non-appealable if there are objections to Sorrento’s motion for approval of the Agreement. Additionally, the Company agreed to pay Plaintiffs royalties of 6% of annual net sales of products developed from drug candidates EpoladermTM, ProbudurTM and EnveltaTM until the earlier of the expiration of the last-to-expire valid patent claim of such product and the expiration of any period of regulatory exclusivity for such product.

Each of the Plaintiffs and the Company provides mutual releases of all claims as of the Effective Date, whether known or unknown, arising from any allegations set forth in the Action. Plaintiffs’ release relates to claims against the Company only. Plaintiffs’ release as to the Company is effective upon the Company’s initial payment of $3.5 million, and the Company’s release of the Plaintiffs is effective upon the Effective Date.

Upon execution of the Agreement, the term sheet executed on February 26, 2024, which was previously announced in a press release, did not become binding or enforceable.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on December 28, 2023, the stockholders of the Company approved a proposal at the Company’s special meeting of stockholders (the “Special Meeting”) amending the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.00001 per share (the “Common Stock”), including stock held by the Company as treasury shares, at a ratio in the range of 1-for-2 to 1-for-20, without reducing the authorized number of shares of Common Stock. Following the Special Meeting, on February 14, 2024, the Company’s Board of Directors approved a final split ratio of 1-for-10. Following such approval, on February 29, 2024, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time (the “Effective Time”) of 12:01 a.m. Eastern Time on March 1, 2024 (the “Reverse Stock Split”).

No fractional shares will be issued in connection with the Reverse Stock Split. Any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split following the Effective Time shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq for the ten days preceding the Effective Time.

The 1-for-10 Reverse Stock Split will reduce the number of outstanding shares of Common Stock from approximately 11.7 million shares to approximately 1.2 million shares. Proportional adjustments will be made to the number of Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards and warrants, as well as the applicable exercise price.

After the Reverse Stock Split, the trading symbol for the Common Stock will continue to be “VRPX.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 928251206.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

Among other considerations, the 1-for-10 Reverse Stock Split is intended to bring the Company into compliance with the minimum bid price requirement for maintaining the listing of its common stock on the Nasdaq Capital Market and to make the bid price more attractive to investors. The Nasdaq Capital Market requires, among other things, that a listing a company’s common stock maintain a minimum bid price of at least $1.00 per share. However, there can be no assurance that the Reverse Stock Split will have the desired effect of sufficiently raising the bid price of the Common Stock for the required period.

In addition, on February 27, 2024, the Company issued a press release relating to the Reverse Stock Split described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Virpax Pharmaceuticals, Inc.
10.1	Settlement Agreement and Mutual Release between Virpax Pharmaceuticals, Inc. and Sorrento Therapeutics, Inc. and Scilex Pharmaceuticals Inc.
99.1	Press release of Virpax Pharmaceuticals, Inc., dated February 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: March 1, 2024	By:	/s/ Gerald Bruce
Gerald Bruce
Chief Executive Officer

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